Exhibit 23.8
CONSENT OF DUFF & PHELPS, LLC
     We hereby consent to (i) the inclusion of our opinion letter, dated December 19, 2011, to the board of directors of Apartment Investment and Management Company and the general partners of AIMCO Properties, L.P. and National Property Investors 4 as Annex C to the Information Statement/Prospectus (the “Information Statement/Prospectus”) relating to the proposed conversion of National Property Investors 4 from a California limited partnership to a Delaware limited partnership named National Property Investors 4, LP, followed by the merger of National Property Investors 4, LP and AIMCO NPI 4 Merger Sub LLC, a wholly owned subsidiary of AIMCO Properties, L.P., which Information Statement/Prospectus forms a part of Amendment No. 1 to the Registration Statement on Form S-4 filed by Apartment Investment and Management Company and AIMCO Properties, L.P. on December 19, 2011 (File. No. 333-175847) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), and (ii) the description of and references to such opinion and the references to our name under the headings “SUMMARY TERM SHEET,” SPECIAL FACTORS—Fairness of the Transactions,” SPECIAL FACTORS—Opinion of Financial Advisor,” “SPECIAL FACTORS—Estimated Operating Budgets for the Property,” and “THE TRANSACTIONS—Background of the Transactions” in the Information Statement/Prospectus.
     By giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act or the rules and regulations of the Commission promulgated thereunder.
DUFF & PHELPS, LLC
By: /s/ DUFF & PHELPS, LLC
Date: December 19, 2011